EXHIBIT 23.1

[LETTERHEAD OF DELOITTE & TOUCHE LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of PG&E Corporation on Form S-8 of our reports dated February 18, 2004 (March 1, 2004 as to the last three paragraphs of Note 1 and June 18, 2004 as to the first three paragraphs of “Adoption of New Accounting Policies” in Note 1), (which reports express an unqualified opinion and include explanatory paragraphs relating to accounting changes, a revision to the 2002 and 2001 financial statements of PG&E Corporation and going concern uncertainties), appearing in the current report on Form 8-K dated June 18, 2004 of PG&E Corporation and Pacific Gas and Electric Company for the year ended December 31, 2003 and our reports dated June 25, 2004, appearing in the Annual Report on Form 11-K of the PG&E Corporation Retirement Savings Plan and the PG&E Corporation Retirement Savings Plan for Union-Represented Employees for the year ended December 31, 2003, and in the Annual Report on Form 11-K of the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

August 3, 2004